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EXHIBIT 21.1 - SUBSIDIARIES OF THE COMPANY

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                                                                               State or Jurisdiction
                                                 % of Voting Securities          Under the Law of
Name                                                     Owned                     Which Organized
Subsidiaries of National Processing, Inc.
National Processing Company,  LLC.                            100                     Ohio
NPC International S.A. de C.V.                                99.6                    Mexico
Caribbean Data Services, Ltd.                                 100                     Delaware
JBH Travel Audit Inc.                                         100                     Colorado
National Processing Company International (Fiji) Limited      100                     Fiji
National Processing Services, Incorporated                    100                     Ohio
NPC Alliance, Inc.                                            100                     Delaware
ABN AMRO Merchant Services, LLC                                70                     Delaware

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